Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2022
Fourth Quarter and Year-End Results
Revenue Up 43%, Net Income Up 6%, Adjusted EBITDA Up 23%, Compared to FY2021
Q4 Adjusted EBITDA Up 45% Compared to Q4 FY2021
Company Reports Record Backlog of $1.41 Billion
Announces FY2023 Outlook Ranges
DOTHAN, AL, November 22, 2022 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today reported financial and operating results for the fiscal quarter and fiscal year ended September 30, 2022.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased with our fiscal year-end and fourth quarter results, both of which represented significant revenue and Adjusted EBITDA growth year-over-year. A robust project demand environment drove top-line growth, while our steady increase in project bidding margins helped drive higher profitability even as we continue to combat rising inflation and supply chain disruptions. In fiscal 2022, we achieved record revenue of $1.3 billion, up 43 percent compared to last year, and we reported record Adjusted EBITDA of $111.2 million, up 23 percent compared to last year. In addition, we are pleased with the mix of growth for the year, which consisted of approximately 24 percent organic revenue and approximately 19 percent from recent acquisitions. In the fourth quarter, revenue grew 41 percent to a record $393.1 million, and Adjusted EBITDA was a record $39.4 million, an increase of 45 percent compared to the same quarter last year. The growth we are experiencing is supported by healthy funding programs at the state and federal levels, as well as a continued vibrant commercial market throughout our geographic footprint. During the year, we also further expanded our Company into new growth markets through a platform acquisition and bolt-on acquisitions and the addition of a new greenfield. These results reflect the hard work and dedication of 3,800 CPI employees, and their focus on job site safety and operational excellence every day. I especially want to thank our employees in the three states that Hurricane Ian impacted during the last week of our fiscal year for their dedication in preparing for the storm and protecting lives and property in their communities.”
Fiscal 2022 revenues were $1.30 billion, an increase of 43% compared to $910.7 million for fiscal 2021. Gross profit was $139.3 million in fiscal 2022, compared to $119.9 million in fiscal 2021.
General and administrative expenses were $107.6 million for fiscal 2022, compared to $91.9 million in fiscal 2021. General and administrative expenses as a percentage of total revenue in fiscal 2022 were 8.3%, compared to 10.1% in fiscal 2021.
Net income was $21.4 million for fiscal 2022, an increase of 5.9% compared to net income of $20.2 million in fiscal 2021.
Adjusted EBITDA(1) for fiscal 2022 was $111.2 million, an increase of 22.7% compared to $90.6 million in fiscal 2021.
Project backlog was $1.41 billion at September 30, 2022, compared to $966 million at September 30, 2021 and $1.33 billion at June 30, 2022.
Smith continued, “We ended fiscal 2022 with the highest project backlog in the Company’s history at $1.41 billion while growing our backlog margin throughout the year. We anticipate that as this backlog is converted, we will realize a steady increase to higher future profit margins. Today we are introducing our fiscal year 2023 outlook that reflects confidence in the continuation of solid growth supported by strong customer demand and project funding, even as we will continue to battle the uncertainty of supply chain disruptions still present in the economy.”
(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Fiscal Year 2023 Outlook
The Company’s outlook for fiscal year 2023 with regard to revenue, net income and Adjusted EBITDA is as follows:
• Revenue in the range of $1.40 billion to $1.55 billion
• Net income in the range of $24.6 million to $38.4 million
• Adjusted EBITDA(1) in the range of $135.0 million to $160.0 million
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “We are pleased to finish the year with strong revenue and Adjusted EBITDA growth while reporting the highest project backlog in the Company’s history, both in terms of total value and as a percentage of work on backlog to be completed in the next twelve months. CPI’s strategic business model is resilient, and as we have for more than 20 years, we continue to pursue recurring infrastructure repair and maintenance projects, generating sustainable and profitable growth. CPI is also a consolidator in a fragmented space, where family succession planning and market dynamics remain tailwinds for acquisition opportunities to expand our footprint and grow relative market share. CPI’s fiscal 2023 outlook represents another strong year of growth, and we are bullish about the future of CPI as we continue to build value for all of our stakeholders.”
Conference Call
The Company will conduct a conference call today at 9:00 a.m. Central Time to discuss financial and operating results for the quarter ended September 30, 2022. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through November 29, 2022 by calling (201) 612-7415 and using passcode ID: 13733582#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminal, the company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Fiscal Year Ended September 30,
	2022	2021	2022	2021
Revenues	$393,053	$279,042	$1,301,674	$910,739
Cost of revenues	343,462	244,389	1,162,372	790,803
Gross profit	49,591	34,653	139,302	119,936
General and administrative expenses	(31,032)	(24,124)	(107,562)	(91,878)
Gain on sale of equipment, net	1,885	866	3,673	2,043
Operating income	20,444	11,395	35,413	30,101
Interest expense, net	(3,524)	(1,070)	(7,701)	(2,404)
Other income	263	158	600	819
Income before provision for income taxes and earnings from investment in joint venture	17,183	10,483	28,312	28,516
Provision for income taxes	4,047	2,582	6,915	8,349
Earnings (loss) from investment in joint venture	(21)	—	(21)	10
Net income	$13,115	$7,901	$21,376	$20,177
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on interest rate swap contract, net	9,337	(23)	18,091	(23)
Unrealized (loss) on restricted investments, net	(172)	—	(448)	—
Other comprehensive income (loss)	9,165	(23)	17,643	(23)
Comprehensive income	$22,280	$7,878	$39,019	$20,154

Net income per share attributable to common stockholders:
Basic	$0.25	$0.15	$0.41	$0.39
Diluted	$0.25	$0.15	$0.41	$0.39

Weighted average number of common shares outstanding:
Basic	51,807,734	51,686,846	51,773,559	51,636,955
Diluted	52,027,267	51,916,042	51,957,420	51,773,213

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$35,531	$57,251
Restricted cash	28	—
Contracts receivable including retainage, net	265,207	158,170
Costs and estimated earnings in excess of billings on uncompleted contracts	29,271	23,023
Inventories	74,195	53,792
Prepaid expenses and other current assets	12,957	7,790
Total current assets	417,189	300,026

Property, plant and equipment, net	481,412	404,832
Operating lease right-of-use assets	13,985	6,535
Goodwill	129,465	85,422
Intangible assets, net	15,976	4,163
Investment in joint venture	87	108
Restricted investments	6,866	—
Other assets	30,541	5,534
Total assets	$1,095,521	$806,620
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$130,468	$86,390
Billings in excess of costs and estimated earnings on uncompleted contracts	52,477	33,719
Current portion of operating lease liabilities	2,209	1,395
Current maturities of long-term debt	12,500	10,000
Accrued expenses and other current liabilities	28,484	26,459
Total current liabilities	226,138	157,963
Long-term liabilities:
Long-term debt, net of current maturities and debt issuance costs	363,066	206,175
Operating lease liabilities, net of current portion	12,059	5,302
Deferred income taxes, net	26,713	17,362
Other long-term liabilities	11,666	10,919
Total long-term liabilities	413,504	239,758
Total liabilities	639,642	397,721
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at September 30, 2022 and September 30, 2021 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 41,195,730 shares issued and 41,193,024 shares outstanding at September 30, 2022, and 36,600,639 shares issued and outstanding at September 30, 2021	41	37
Class B common stock, par value $0.001; 100,000,000 shares authorized, 14,275,867 shares issued and 11,352,915 shares outstanding at September 30, 2022, and 18,614,791 shares issued and 15,691,839 shares outstanding at September 30, 2021	15	19
Additional paid-in capital	256,571	248,571
Treasury stock, at cost, 2,706 shares of Class A common stock at September 30, 2022, and no shares at September 30, 2021, par value $0.001	(39)	—
Treasury stock, at cost, 2,922,952 shares of Class B common stock, par value $0.001	(15,603)	(15,603)
Accumulated other comprehensive income (loss), net	17,620	(23)
Retained earnings	197,274	175,898
Total stockholders’ equity	455,879	408,899
Total liabilities and stockholders’ equity	$1,095,521	$806,620

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Fiscal Year Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$21,376	$20,177
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, accretion and amortization	65,730	49,806
Amortization of deferred debt issuance costs	216	275
Unrealized loss (gain) on derivative instruments	(382)	(3,209)
Provision for bad debt	(947)	784
Gain on sale of equipment	(3,673)	(2,043)
Equity-based compensation expense	8,000	3,549
Loss (earnings) from investment in joint venture	21	(10)
Distribution of earnings from investment in joint venture	—	100
Deferred income taxes	5,966	3,745
Other non-cash adjustments	40	(46)
Changes in operating assets and liabilities:
Contracts receivable including retainage	(97,075)	(27,074)
Costs and estimated earnings in excess of billings on uncompleted contracts	(6,123)	(15,150)
Inventories	(17,513)	(3,932)
Prepaid expenses and other current assets	(4,912)	(1,759)
Other assets	(955)	(2,928)
Accounts payable	41,319	20,201
Billings in excess of costs and estimated earnings on uncompleted contracts	15,635	15
Accrued expenses and other current liabilities	(11,559)	3,848
Other long-term liabilities	1,334	2,151
Net cash provided by operating activities, net of acquisitions	16,498	48,500
Cash flows from investing activities:
Purchases of property, plant and equipment	(68,851)	(56,332)
Proceeds from sale of equipment	7,525	3,654
Business acquisitions, net of cash acquired	(128,568)	(210,734)
Purchase of restricted investments	(7,432)	—
Return of investment in joint venture	—	—
Net cash used in investing activities	(197,326)	(263,412)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	167,300	219,197
Principal payments of long-term debt	(8,125)	(95,350)
Purchase of treasury stock	(39)	—
Net cash provided by financing activities	159,136	123,847
Net change in cash, cash equivalents and restricted cash	(21,692)	(91,065)
Cash, cash equivalents and restricted cash:
Beginning of year	57,251	148,316
End of year	$35,559	$57,251

Supplemental cash flow information:
Cash paid for interest	$9,289	$3,197
Cash paid for income taxes	$1,372	$6,218
Cash paid for operating lease liabilities	$2,396	$2,532
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$9,629	$2,338
Property, plant and equipment financed with accounts payable	$2,587	$3,408
Amounts payable to sellers in business combinations	$664	$1,457
Non-compete agreements to seller in business combination	$—	$1,200

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt, (vi) certain management fees and expenses and (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations. Adjusted EBITDA is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP. This measure has limitations as an analytical tool and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA because management uses this measure as a key performance indicator, and we believe that securities analysts, investors and others use this measure to evaluate companies in our industry. Our calculation of Adjusted EBITDA may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Years Ended September 30, 2022 and 2021
(in thousands)

	For the Fiscal Year Ended September 30,
	2022	2021
Net income	$21,376	$20,177
Interest expense, net	7,701	2,404
Provision for income taxes	6,915	8,349
Depreciation, depletion, accretion and amortization	65,730	49,806
Equity-based compensation expense	8,000	3,549
Management fees and expenses (1)	1,451	1,935
Settlement of legal claim and associated legal expenses (2)	—	4,362
Adjusted EBITDA	$111,173	$90,582

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.
(2) Reflects a $3.2 million legal settlement and associated legal expenses unrelated to the Company’s core operations.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Three Months Ended September 30, 2022 and 2021
(unaudited, in thousands)

	For the Three Months Ended September 30,
	2022	2021
Net income	$13,155	$7,901
Interest expense, net	3,524	1,070
Provision for income taxes	4,047	2,582
Depreciation, depletion, accretion and amortization	15,439	13,795
Equity-based compensation expense	2,906	1,347
Management fees and expenses (1)	322	385
Settlement of legal claim and associated legal expenses (2)	—	(4)
Adjusted EBITDA	$39,353	$27,076

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.
(2) Reflects expenses associated with a legal settlement unrelated to the Company’s core operations.
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2023 Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2023
	Low	High
Net income	$24,600	$38,400
Interest expense, net	17,400	19,500
Provision for income taxes	8,300	12,900
Depreciation, depletion, accretion and amortization	74,700	79,200
Equity-based compensation expense	8,300	8,300
Management fees and expenses (1)	1,700	1,700
Adjusted EBITDA	$135,000	$160,000

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.